Omrix Biopharmaceuticals Provides Update On Fibrin Pad U.S. Phase II Clinical Trial In Mild to
Moderate Bleeding

New York, NY, October 5, 2008 — Omrix Biopharmaceuticals, Inc. (“Omrix”) (NASDAQ: OMRI), a fully-integrated biopharmaceutical company that develops and markets biosurgical and immunotherapy products, announced today that the Fibrin Pad U.S. Phase II clinical trial in mild to moderate bleeding was suspended yesterday afternoon to investigate an incident of post-operative bleeding. The Company will provide an update once additional information is available.

About the Fibrin Pad

The Fibrin Pad builds on the Company’s aprotinin-free fibrin sealant technology incorporated into EVICEL* Fibrin Sealant (Human). The Fibrin Pad is designed for the management and rapid control of mild, moderate and severe bleeding. This next generation, fully absorbable biosurgical product candidate combines medical device and proprietary biological components which form an instant clot when they come in contact with blood.

About Omrix Biopharmaceuticals, Inc.

Omrix is a fully integrated biopharmaceutical company that develops, manufactures and markets protein-based biosurgery and passive immunotherapy products. Omrix’ biosurgery product line includes products and product candidates that are used for the control of bleeding, or hemostasis, and other surgical applications. The Company’s passive immunotherapy product line includes antibody-rich products and product candidates for the treatment of immune deficiencies, infectious diseases and potential biodefense applications. For more information, please visit www.omrix.com.

Safe Harbor Statement

This news release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the Company’s filings with the Securities and Exchange Commission (SEC), including sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K as filed with the SEC on March 17, 2008, and the Company’s most recent quarterly reports on Form 10-Q and its current reports on Form 8-K. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this news release.

CONTACT:

Omrix Biopharmaceuticals, Inc.
Francesca M. DeMartino, 212-887-6510
Senior Director, Investor Relations
francesca.demartino@omrix.com